Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-59098 and No. 333-123494 on Form S-3 of our report dated February 24, 2006, relating to the consolidated financial statements and financial statement schedule, appearing in this Annual Report on Form 10-K for Northern States Power Company—Minnesota for the year ended December 31, 2005.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 24, 2006